Exhibit 10.1
PURCHASE AND SALE AGREEMENT

December 4, 2006

This Purchase and Sale Agreement (“Agreement”), is made and entered into as of this 4th day of December, 2006, by and among CAPITAL LEASE LIMITED (“Purchaser”), a Hong Kong corporation, having a place of business at 1107 West Tower, Shun Tak Centre, 200 Connaught Road Central, HONG KONG, SAR, and CAPITAL LEASE GmbH (in part, as Guarantor), on the one hand, and PLM FINANCIAL SERVICES, INC., a corporation of the State of Delaware, USA (“FSI”), on its own behalf and as successor in interest to PLM TRANSPORTATION EQUIPMENT CORPORATION, a dissolved corporation of the State of California USA, PLM EQUIPMENT GROWTH FUND VI LIQUIDATING TRUST (as successor in interest to PLM Equipment Growth Fund VI, a California limited partnership), PLM EQUIPMENT GROWTH & INCOME FUND VII LIQUIDATING TRUST (as successor in interest to PLM Equipment Growth & Income Fund VII, a California limited partnership), and PROFESSIONAL LEASE MANAGEMENT INCOME FUND I LIQUIDATING TRUST, on the other hand (collectively, the trusts identified above are referred to herein as “Seller”), having a place of business at 405 Lexington Avenue, 67th Floor, New York City, New York 10014 USA. FSI is the sole trustee of the three affiliated liquidating trusts.

WITNESSETH

WHEREAS, Seller is the owner of Seventeen Thousand Twenty-two (17,022) marine cargo containers, as further identified and described in Schedules 1, 2, and 3, to Exhibit “A” to this Agreement. The marine cargo containers are leased by Seller to Purchaser under the terms of various lease agreements (the “Leases” identified in Schedule 4 to Exhibit “A” ) and the exhibits, schedules, annexes, riders and certificates thereto and therewith; and

WHEREAS, Seller is desirous of selling, and Purchaser is desirous of purchasing, the Seventeen Thousand Twenty-two (17,022) marine cargo containers (collectively, “Equipment” and individually, a “Container”), identified and described in Exhibit “A,” leased to Purchaser under the terms of the Leases; and

WHEREAS, Purchaser is willing to purchase from Seller and Seller is willing to sell to Purchaser the Equipment for a purchase price of Nine Hundred Fifty and no/100 United States Dollars (USD 950.00) per financial twenty-foot equivalent unit [“TEU”] (the “Purchase Price per TEU”), upon the terms and conditions hereinafter set forth. The aggregate number of TEU to be sold and purchased hereunder is Twenty-two Thousand Five Hundred Sixty-two and 22/100 (22,562.22);

NOW THEREFORE, in consideration of the mutual agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase. Subject to the terms of this Agreement, Seller agrees to sell, and Purchaser agrees to purchase, the Equipment for, and in consideration of, the “Aggregate Purchase Price.” For purposes of calculating the Aggregate Purchase Price , a twenty-foot (20’) dry container will be one (1) TEU, a forty-foot (40’) dry container will be One and 61/100 (1.61) TEU, and a forty-foot high cube container will be One and 71/100 (1.71) TEU. The Aggregate Purchase Price is Twenty-one Million Four Hundred Thirty-four Thousand One Hundred Nine and no/100 United States Dollars (USD 21,434,109.00). The allocation of the

Aggregate Purchase Price and TEU for each equipment pool of Purchaser is attached as Schedule 5 to Exhibit “A”.

2. Closing Date. Subject to the satisfaction of all conditions precedent to the sale of the Equipment, Seller and Purchaser hereby agree to consummate this transaction and deliver the Equipment on December 4, 2006 (the “Closing Date”), or such other date as may be mutually agreeable to the parties. Provided all conditions to closing have been met, Purchaser is instructed to deliver the Aggregate Purchase Price and other sums required to be paid by Purchaser hereunder, by wire transfer of good United States funds to the account of Seller in the bank identified in Exhibit “B.” Complete wiring instructions from Seller are attached hereto as Exhibit “B.” Delivery shall be deemed to occur in Hamburg, Germany, by delivery of the Bill of Sale, irrespective of the actual physical location of the Equipment, or any of it, immediately upon the Closing without any further action by Seller. The “Closing” is the proceedings and deliveries to occur on the Closing Date. All conditions and deliveries to occur at the Closing shall be deemed to occur simultaneously, and none shall be deemed to have occurred unless all have occurred.

3. Condition of Equipment. THE EQUIPMENT IS SOLD AND PURCHASED “AS-IS, WHERE-IS”, WITH ALL FAULTS, WITHOUT WARRANTY AS TO QUALITY OR CONDITION, AND SELLER MAKES NO WARRANTY OF THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE EQUIPMENT. Seller disclaims any and all liability to Purchaser or any other person with respect to the quality or condition of the Equipment, including, without limitation, any liability in tort (for negligence or otherwise), and strict liability relating thereto, including any liability for special, punitive or consequential damages, such as, but not limited to, loss of use or lost profits.

4. Closing Conditions for the Benefit of Seller. Seller’s obligations hereunder are subject to the satisfaction, on the Closing Date, of the following conditions, compliance with which Seller may waive:

(a) The representations and warranties of Purchaser contained in this Agreement shall be true in all material respects on the Closing Date as though such representations and warranties were made as of such date. Purchaser shall have performed and complied with all of the terms and conditions required to be performed and complied with by Purchaser prior to the Closing Date.

(b) There shall have been no material default in the obligations of Purchaser under any of the Leases, and no event shall have occurred which, but for the giving of notice or lapse of time would be an event of material default under any of the Leases.

(c) Purchaser shall have furnished to Seller an executed Secretary’s (or other qualified officer’s) Certificate in the form of Exhibit “D” in regard to this Agreement, and all other agreements, documents and certificates contemplated hereunder to be executed by Purchaser.

(d) Purchaser shall then have outstanding a valid commitment from a bank or financial institution, reasonably satisfactory to Seller, to provide up to eighty-five per cent (85%) of the Aggregate Purchase Price at Closing.

5. Closing Conditions for the Benefit of Purchaser. Purchaser’s obligations hereunder are subject to the satisfaction by or on the Closing Date of the following conditions, compliance with any of which Purchaser may waive:

(a) Seller shall have delivered executed Bills of Sale to Purchaser in the form of Exhibit “C” to this Agreement.

(b) Seller shall have furnished to Purchaser an executed Secretary’s Certificate in the form of Exhibit “D” in regard to this Agreement, and all other agreements, documents and certificates contemplated hereunder to be executed by Seller.

(c) Seller’s representations and warranties contained in this Agreement, or as otherwise made by Seller pursuant hereto, shall be true in all material respects on the Closing Date as though such representations and warranties were made as of such Closing Date.

6. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows, which representations and warranties shall continue in full force and effect each and every day, to and including the Closing Date:

(a) Authorization of Agreement. Purchaser has taken all corporate action required by applicable Hong Kong law, Purchaser’s Memorandum and Articles of Association (hereinafter “Charter”) or otherwise, to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement has been duly executed and delivered by Purchaser and constitutes the valid, legally binding obligation of Purchaser, enforceable in accordance with its terms, subject only to (x) the enforcement of remedies as may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (y) the scope of equitable remedies which may be available.

(b) Effect of Agreement. Except as contemplated by this Agreement, the execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated by this Agreement will not, with or without the giving of notice or the lapse of time, or both, conflict with, or result in a breach of, or constitute a default under the terms of any provision of the Charter of Purchaser, or any instrument or obligation to which Purchaser is a party or is bound, or to which the Equipment is subject, nor to Purchaser’s knowledge, will this Agreement violate any existing statute, order, writ, injunction, or decree of any court, administrative agency or governmental body.

(c) Restrictions: Burdensome Agreements. Purchaser is not a party to any contract, commitment, or agreement, nor is any of the Equipment subject to or bound or affected by, a Charter or other corporate restriction, or, to the knowledge of Purchaser, any order, judgment, decree, law, statute, ordinance, rule, regulation, or other restriction of any kind or character other than those set forth herein which would prevent Purchaser from entering into this Agreement or from consummating the transactions contemplated hereby.

(d) Governmental and Other Consents. No authorization or approval of, or exemption by, any governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement, or any of the instruments or agreements referred to herein, or the taking of any action herein contemplated.

(e) No Default. No material default or event of default (as defined therein) has occurred and is continuing under any of the Leases, nor, to the best knowledge of Purchaser, has any event occurred which, but for the giving of notice or lapse of time, or both, would be a material event of default under any of the Leases.

7. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows, which representations and warranties shall continue in full force and effect each and every day to and including the Closing Date.

(a) Organization, Authority and Authorization. FSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, USA, and is sole Trustee of each of the liquidating trusts named in the preamble to this Agreement. FSI has full power to carry on its business and to enter into the Agreement and to consummate the transactions contemplated hereby as Trustee. This Agreement has been duly executed and delivered by FSI; and constitutes the valid, legally binding obligation of Seller enforceable in accordance with its terms, subject only to (x) the enforcement of remedies as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (y) the scope of equitable remedies which may be available.

(b) Effect of Agreement. The execution, delivery, and performance of this Agreement by Seller, and the consummation by Seller of the transactions contemplated hereby will not conflict with, or result in any breach of, or constitute a default under the terms of, any provisions of any instrument or obligation to which Seller is a party or is bound or to which its assets are subject, nor will this Agreement violate any existing statute, order, writ, injunction or decree of any court, administrative agency or governmental body.

(c) Title to Equipment. On the Closing Date, Seller will own good, indefeasible and marketable title in and to the Equipment, free and clear of any mortgage, pledge, lien, claim, security interest, charge, option or encumbrance of any nature whatsoever created by or through Seller, and Seller shall have the full right and power to sell, transfer and assign the Equipment without restriction.

(d) Restrictions: Burdensome Agreements. Seller is not a party to any contract, commitment, or agreement, nor is any of the Equipment subject to or bound or affected by, a Charter or other corporate restriction, or, to the knowledge of Seller, any order, judgment, decree, law, statute, ordinance, rule, regulation, or other restriction of any kind or character other than those set forth herein which would prevent Seller from entering into this Agreement or from consummating the transactions contemplated hereby.

(e) Governmental and Other Consents. No authorization or approval of, or exemption by, any governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by Seller of this Agreement, or any of the instruments or agreements referred to herein, or the taking of any action herein contemplated.

8. Indemnification.

(a) Indemnification by Seller. Seller hereby covenants and agrees with Purchaser to indemnify Purchaser, its directors, officers, agents, employees and shareholders, and each of its successors and assigns (individually, an “Indemnified Party”), and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith, and court costs and reasonable fees and disbursements of counsel) (collectively, “Damages”) incurred by any of them in connection with any material breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement or any document delivered in connection with the transactions contemplated hereby.

(b) Indemnification by Purchaser. Purchaser hereby covenants and agrees with the Seller to indemnify Seller, its directors, officers, agents, employees and shareholders, and each of its successors and assigns (individually, an “Indemnified Party”), and hold them harmless from, against and in respect of any and all Damages incurred by any of them in connection with:

(i) any failure by Purchaser to pay or otherwise comply with its obligations under this Agreement (including any under Section 10); or

(ii) any material breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement or any document delivered in connection with the transactions contemplated hereby.

(c) Right to Defend, Etc. Within forty-five (45) days after the written assertion against an Indemnified Party by a third person of a claim or liability which would entitle the Indemnified Party to indemnification under Section 8(a) or 8(b), as the case may be, the Indemnified Party shall give written notice of the claim to the party obligated to indemnify it (the “Indemnifying Party”). Failure to give such notice, or delay materially prejudicial to the interests of the Indemnifying Party, shall release the Indemnifying Party of any obligation of indemnification with respect to such claim or liability. Upon receipt of timely notice, the Indemnifying Party shall undertake the responsibility for the defense of such claim, at its own expense. The Indemnified Party shall have the right to participate at its own expense and through counsel of its own choosing in contesting and defending against any such claim and in any litigation, proceedings, or settlement negotiations with respect thereto. If, within fifteen (15) days after delivery of the notice of claim by the Indemnified Party, the Indemnifying Party fails to advise the Indemnified Party of its agreement to contest and defend against any such claim or if the Indemnifying Party does not participate in such litigation, proceeding or settlement negotiations, for any reason, then the Indemnified Party shall have the right, at the Indemnifying Party’s expense, to take such action as it deems appropriate to defend, contest, settle or compromise any such claim or liability, and the Indemnifying Party agrees to be bound by any and all rulings, judgments, compromises, and settlements reached by the Indemnified Party in good faith, in the same manner as if it participated therein.

(d) Payment. Each Indemnifying Party agrees to reimburse each Indemnified Party pursuant to this Section 8 within thirty (30) days after presentation of an itemized statement of Damages incurred by such Indemnified Party, provided the Indemnified Party has first complied with Section 8(c) hereof.

(e) Settlement. Except as provided in Subsection 8(c), no Indemnified Party shall be entitled to indemnification under this Section 8 if such Indemnified Party voluntarily makes any payment in respect of, settles or offers to settle, or consent to any compromise or admits liability with respect to, any third party claim without the prior consent (which consent shall not be unreasonably withheld or delayed) of the Indemnifying Party.

9. Additional Payments by Purchaser. In addition to the Aggregate Purchase Price, at the Closing, Purchaser shall deliver:

(a) Rentals for the Equipment at the aggregate rate for all the Equipment of Eleven Thousand Four Hundred fourteen and 20/100 United States Dollars (USD 11,414.20) per day from (but not including) June 30, to (and including) November 23, 2006, and Four Thousand One Hundred Ten and no/100 United States Dollars (USD 4,110.00) from (but not including November 23, to (and including) the Closing Date;

(b) An amount equal to Purchaser’s share of the expenses provided in Section 11(f) of this Agreement. Seller shall provide an estimate of such amount not less than five (5) days prior to the Closing Date;

(c) For the avoidance of doubt: (i) the Leases shall continue to apply to the Equipment (except for the amount of rents as provided in Section 9(a)) until the Closing Date, and after December 31, 2006, if the Closing has not occurred by that date; and (ii) if rentals are paid by Purchaser pursuant to Section 9(a) of this Agreement, the rentals stated in the Leases shall not apply up to and including the Closing Date. Nothing in this Article 9 shall be deemed to imply that the rentals do not revert to the rates stated in the Leases if this Agreement is terminated by Seller pursuant to Section 11(i).

10. Post-Closing Obligations.

(a) Immediately upon satisfaction of all the conditions to Closing by Purchaser (including, but not limited to, delivery of the Aggregate Purchase Price and other sums provided in Article 9), and delivery of the Bills of Sale by Seller, the Leases shall be deemed terminated.

(b) Pending the Closing, Seller shall have the right to retain all collateral security arrangement and deposits until all sums required to be paid by Purchaser pursuant to Section 9(a), including the Aggregate Purchase Price, and any amounts accrued prior to June 30, 2006, have been timely paid. All deposits will be repaid and collateral security arrangements terminated on or before ten (10) days following receipt by Seller of the last payment due from Purchaser. Any guaranty of the obligations of Purchaser by Capital Lease GmbH (formerly ‘Capital’ Lease-Transportmittal GmbH) (“Capital”) shall remain in effect until all such obligations have been fully satisfied. Furthermore, Seller shall continue to have the inspection and audit rights Seller enjoyed under the Leases until such time as all sums remaining unpaid hereunder shall have been paid in full.

(c) For the avoidance of doubt, the liabilities of Purchaser for the indemnities contained in the Leases (and the guaranty thereof by Capital) shall survive the purchase of the Equipment and the transactions contemplated by this Agreement, including, but not limited to the termination of the Leases.

11. Miscellaneous.

(a) The terms of this Agreement shall not be waived, altered, modified, amended, supplemented, or terminated in any manner whatsoever except by written instrument signed by Purchaser and by Seller, and such alteration, modification, amendment, supplement or termination shall only be effective in the specific instance and for the specified purpose given.

(b) Any provision of this Agreement, which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective as to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, Purchaser and Seller each hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(c) This Agreement shall be construed in accordance with, and shall be governed by the laws of the State of California, USA, except its choice of law rules, and shall, in all respects, be deemed to be a contract of such State. The United Nations Convention on Contracts for the International Sale of Goods (the “Vienna Convention”) shall not apply to the transactions contemplated by this Agreement. Each of Seller, Purchaser, and Capital hereby consents to the non-exclusive personal jurisdiction of the Federal and California state courts in San Francisco, California, in the interpretation of this Agreement and the enforcement thereof, and hereby irrevocably appoints the Secretary of State of California as its agent for service of process in any action brought in such courts to enforce this Agreement. The prevailing party in such proceedings shall be entitled to recover its reasonable fees and expenses incurred in connection therewith, including its attorney’s fees and expenses.

(d) Each of the parties hereto shall, from time to time, do and perform such other and further acts and execute and deliver any and all such other and further documents as may be reasonably requested by the other party to establish and carry out the intents and purposes of this Agreement.

(e) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. However, neither party may assign, hypothecate, convey or otherwise transfer this Agreement, or any of its right or obligations thereunder, to any person, firm or corporation, without the express prior written consent of the other (which consent shall not be unreasonably withheld, delayed or conditioned), except that Seller may transfer interests in this Agreement and its rights thereunder to any of its affiliated investment programs without such consent from Purchaser, provided that Seller has first given notice thereof to Purchaser and the assignee has executed this Agreement.

(f) Each of the parties hereto shall bear its own expenses in connection with this Agreement; except (i) Seller and Purchaser shall each pay one-half (½) the legal fees and other expenses, including reasonable disbursements for travel and subsistence, of Dawe & Christopherson LLP incurred with respect to the transactions contemplated by this Agreement (whether or not the Closing occurs); and (ii) Purchaser shall pay one-half (½) of the reasonable travel and subsistence expenses of the representative of Seller incurred in connection with the transactions contemplated by this Agreement, provided that the prior consent of Purchaser shall be required to such expenses for any representative of Purchaser more than one.

(g) Time is of the essence of this Agreement.

(h) Any notice, demand or any other instrument required or authorized by this Agreement to be served on or given shall be sufficiently served or given for all purposes (i) when personally delivered to any officer of the party to whom it is addressed or (ii) when sent by reputable overnight courier (such as Federal Express or DHL) or (iii) when sent by facsimile transmission, electronically confirmed, addressed to each party at its address set forth below:

If to Purchaser:

Capital Lease Limited
1107 West Tower
Shun Tak Centre
200 Connaught Road Central
Hong Kong SAR, PRC
Attention: Lulu Poon, Managing Director
FAX: +852-2548-3816

Copy to:

Capital Lease GmbH
Harvestehuder Weg 18
20148 Hamburg
GERMANY
Attention: Chairman
FAX: +49-40-41477922

If to Seller:

PLM Financial Services, Inc.
405 Lexington Avenue 67th Floor
New York City, New York 10174 USA
Attention: Richard K Brock
FAX: +1-212-682-3464

(i) This Agreement shall be terminated and of no further force or effect (except for the obligations of Purchaser under Section 11(f)) if the Closing Date and the Closing shall have not occurred on or before December 31, 2006.

(j) The liabilities of the parties for a breach of the representations and warranties and the indemnities herein shall survive the purchase of the Equipment and the transactions contemplated by this Agreement.

(k) Seller and Purchaser each represent to the other that no brokerage fees or finder’s fees or commissions are due to any third party in connection with this transaction.

(l) This Agreement, and the exhibits, schedules and certificates attached hereto or delivered herewith represent the complete and exclusive statement of the understandings of the parties with respect to their subject matter and it and they shall not be varied or amended except in accordance with Section 11(a), nor shall parol evidence be admitted to explain any terms thereof.

(m) As between Purchaser and Seller, Purchaser shall assume the liability for tax (not including any net income tax of any other party) imposed as a result of the sale of the Equipment under this Agreement, such as a sales or use tax, value added tax, goods and services tax, stamp tax or other tax or impost in the nature thereof, including attorney fees and expenses of proceedings to contest such tax (all such taxes, imposts, fees and expenses, hereinafter, “Tax”). Seller shall give Purchaser notice of an attempt to collect a Tax, and Purchaser shall have the right, upon giving Seller written notice thereof, to institute protest or other proceedings or litigation to contest the applicability or amount of the Tax, and Seller shall, if requested by Purchaser, appoint Purchaser as its agent and attorney-in-fact to act in its name, place and stead in such proceedings. Upon the final determination of the applicability or amount of the Tax, or both, promptly upon written demand, Purchaser shall pay the Tax in full. A “final determination” for these purposes shall be a final order of an administrative body, whether or not appealable, or a final judgment of a court of competent jurisdiction, without regard for any right of appeal therefrom. “Final” means not subject to further proceedings in the body or court in which such contest proceedings are held.

(n) This Agreement may be executed in one or more counterparts, which shall, however, constitute but one and the same Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first set forth above.

PLM FINANCIAL SERVICES, INC.

By: _________________________
Richard K Brock
Chief Financial Officer

Seller:

PLM EQUIPMENT GROWTH FUND VI LIQUIDATING TRUST

and

PLM EQUIPMENT GROWTH & INCOME FUND VII LIQUIDATING TRUST

and

PROFESSIONAL LEASE MANAGEMENT INCOME FUND I LIQUIDATING TRUST

BY:

PLM FINANCIAL SERVICES, INC.,
as to all, solely in its capacity as Trustee and not individually

By: ___________________________
Richard K Brock
Chief Financial Officer

Purchaser:

CAPITAL LEASE LIMITED
By: __________________________
__________________________
Title ______________________

Guarantor:

CAPITAL LEASE GmbH (as to Sections 10(b), 10(c) and 11(c))

By: __________________________

__________________________
Chairman

Exhibits

“A” Equipment Schedules and Leases

“B” Seller Funding Instructions

“C” Form of Bill of Sale

“D” Form of Certificate